UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

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DECKERS OUTDOOR CORPORATION

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Deckers Brands Files Investor Presentation Highlighting Progress of Transformation and Board Strength

Deckers’ Stock Price Has Outperformed Its Peer Group

Recent Strong Earnings Results Demonstrate Successful Execution of Transformation Strategy

Deckers Underscores Strength and Experience of Board in Overseeing Transformation

Urges Stockholders to Vote “FOR” All of Deckers’ Highly Qualified Director Nominees on the WHITE Proxy Card TODAY

GOLETA, Calif. – November 15, 2017 – Deckers Brands (NYSE: DECK), a global leader in designing, marketing and distributing innovative footwear, apparel and accessories, today filed an investor presentation in connection with Deckers’ upcoming 2017 Annual Meeting of Stockholders to be held on December 14, 2017.

The presentation and other important information related to the annual meeting can be found on Deckers’ website at www.votedeckers.com.

Highlights of the Deckers presentation include:

Deckers’ Board and management team are driving results:

•	Deckers’ stock performance has significantly outperformed its proxy peers, with gains of approximately 143% over the past two years, compared to approximately 85% for its proxy peers.1
•	Non-GAAP EBIT has significantly expanded and revenue has grown in fiscal year 2018, even while turning off unprofitable streams (e.g., retail closures and wholesale account rationalization).
•	Deckers expects its strategic initiatives to lead to an increase of 380 basis points in operating profit margin from fiscal year 2017 to fiscal year 2020.

Deckers’ Board and management team are executing on a marketplace transformation focused on:

•	Delivering a premium brand experience to the consumer, elevating the UGG brand to drive sales, implementing a multi-season and multi-brand product strategy with a broader lifestyle offering, positioning all brands for sustained growth, exploiting the Hoka One One brand, and growing internationally.
•	Evolving the organization to address the changing marketplace by merging office and brand groups to facilitate better collaboration, creating greater efficiencies in our supply chain, and enhancing our leadership team at the corporate and brand level.
•	Increasing operating profits by right-sizing the retail store fleet, further reducing development time, optimizing material usage, and leveraging previous investments and corporate best practices.

1Returns represent nominal percentage gain based on comparing stock price on October 27, 2017 vs. October 27, 2016 and October 27, 2015, respectively; peer group average represents arithmetic mean. Deckers Proxy Peer Group includes The Buckle, Inc., Carter’s, Inc., Chico's FAS, Inc., Columbia Sportswear Company, Crocs, Inc., DSW Inc., Express, Inc., The Finish Line, Inc., Fossil Group, Inc., G-III Apparel Group, Ltd., Guess?, Inc., Lululemon Athletica Inc., Oxford Industries, Inc., RH, Skechers U.S.A., Inc., Steven Madden, Ltd., Under Armour, Inc., and Wolverine World Wide, Inc.; does not include Kate Spade & Company (acquired by Tapestry, Inc., formerly known as Coach, Inc.) as it is no longer publicly traded.

The Deckers Board, a unique composite of experienced and engaged individuals, is committed to enhancing stockholder value and is actively overseeing our transformation:

•	Deckers’ directors bring the right set of skills and experience to define Deckers’ corporate strategy, with seven of nine directors being current or former CEOs, CFOs, COOs or Chief Administrative Officers of major public companies.
•	The Board undergoes a rigorous annual self-evaluation process to ensure that it has the most effective composition for creating and sustaining stockholder value.
•	The Board authorized the hiring of a third-party consultant to explore cost savings opportunities in 2016, and recently completed a comprehensive review of strategic alternatives. In October 2017, the Board announced a $400 million stock repurchase program, and is targeting $100 million of repurchases by the end of March 2018.

In contrast, Marcato’s proposals are not in the best interest of Deckers’ stockholders and pose a serious threat to stockholder value. For example, Marcato:

•	Nominated a slate of unqualified and unvetted director candidates, most of which have never before served on a public board of directors and many of whom have no C-level executive experience.
•	Proposes a drastic reduction in store count, which would require a significant cash outlay and result in the loss of profitable stores. These actions would run counter to Deckers’ omni-channel strategy, which positions the company closer to the consumer and seeks to elevate the brand experience.
•	Suggests that Deckers should divest its non-UGG brands. Marcato’s lack of understanding of Deckers’ business model would return the company to a more seasonal business that is entirely dependent on UGG, just as non-UGG brand profits are improving.
•	Recommends a cost savings plan that offers no pathway for growth, and that would require significant store closures. It also returns Deckers to dependence on wholesalers and distributors whose own business model is under significant pressure.
•	Supports a short-sighted and inherently risky increase in leverage, which would make it more difficult to handle short-term headwinds to the business.

Deckers’ Board of Directors unanimously recommends that stockholders vote “FOR” ALL of Deckers’ nominees listed on the WHITE proxy card.

PROTECT YOUR INVESTMENT!

PLEASE VOTE TODAY ON THE WHITE PROXY CARD!

If you have questions, need assistance in voting your shares, or wish to change a prior vote, please contact:

INNISFREE M&A INCORPORATED

Stockholders Call Toll-Free:

(877) 750.0625 (from the U.S. and Canada)

or

(412) 232.3651 (from other locations)

Remember, please simply discard any Gold proxy card you may receive from Marcato. Your Board does not endorse any of Marcato’s nominees and we urge you to NOT submit any proxy using Marcato’s gold proxy card, even as a protest vote. A withhold vote on Marcato’s Gold proxy card will revoke any earlier proxy that you have submitted to Deckers.

About Deckers Brands

Deckers Brands is a global leader in designing, marketing and distributing innovative footwear, apparel and accessories developed for both everyday casual lifestyle use and high performance activities. The Company’s portfolio of brands includes UGG®, Koolaburra®, HOKA ONE ONE®, Teva® and Sanuk®. Deckers Brands products are sold in more than 50 countries and territories through select department and specialty stores, Company-owned and operated retail stores, and select online stores, including Company-owned websites. Deckers Brands has a 40-year history of building niche footwear brands into lifestyle market leaders attracting millions of loyal consumers globally. For more information, please visit www.deckers.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, which statements are subject to considerable risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding Deckers’ future strategies and cost-reduction initiatives. Deckers has attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent management’s current expectations and predictions about trends affecting Deckers’ business and industry and are based on information available as of the time such statements are made. Although Deckers does not make forward-looking statements unless it believes that it has a reasonable basis for doing so, Deckers cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause Deckers’ actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in Decker’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017, as well as in its other filings with the Securities and Exchange Commission.

Except as required by applicable law or the listing rules of the New York Stock Exchange, Deckers expressly disclaims any intent or obligation to update any forward-looking statements, or to update the reasons that actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in Deckers’ expectations, or as a result of the availability of new information.

Investors:

Deckers Brands

Steve Fasching, 805-967-7611

VP, Strategy & Investor Relations

or

Innisfree M&A Incorporated

Arthur B. Crozier, 212-750-5833

or

Media:

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann / Amy Feng, 415-869-3950